MASTER BOND TRUST

MASTER BOND PORTFOLIO

SERIES NO. 2

FILE # 811-21434

ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
4/5/2006	Appalachian Power Co. 5.55% 4/1/2015	5,810,000	250,000,000	BNY Captial Lehman Bros Merrill Lynch VNP Paribas Calyon UBS Securities
4/12/2006	American International Group Inc. 6.25% 5/1/2036	4,590,000	1,000,000,000	JP Morgan Banc of American Merrill Lynch Credit Suisse RBC Capital Markets Greenwich Capital Scotia Capital UBS Investment Bank
7/11/2006	Comcast Corp 6.5% 1/15/2017	6,185,000	1,000,000,000

Lehman Brothers

Morgan Stanley

Greenwich Capital

Banc of America

Barclays Capital

BMP Paribas Sec

Citigroup Global

Daiwa Securities

Deutsche Bank Securities

Goldman Sachs

JP Morgan

LaSalle Financial

Lazard Capital

Merrill Lynch

UBS Securities

Wachovia Capital

BNY Capital Markets

SunTrust Capital Markets

Guzman & Company

Samual A. Ramirez

The Williams Capital Group

Cabrera Capital Markets

Loop Capital Markets

8/2/2006	Weatherford International 6.50% 8/1/23	3,200,000	600,000,000	Banc of America Morgan Stanley UBS Securities Merrill Lynch Simmons & Co.